                                                                    Exhibit 99.3

               IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

                          IN AND FOR NEW CASTLE COUNTY

-----------------------------------------------X
JASON REINER, on behalf of himself and         :
all others similarly situated,                 :       Civil Action No. 18297-NC
                                               :
                 Plaintiff,                    :
                                               :
v.                                             :                     [ILLEGIBLE]
                                               :
DIGEX, INC., INTERMEDIA COMMUNICATIONS, INC.,  :
JOHN C. BAKER, PHILLIP A. CAMPBELL, GEORGE F.  :
KNAPP, ROBERT M. MANNING, DAVID C. RUBERG,     :
and MARK K. SHULL,                             :
                                               :
-----------------------------------------------X

                             CLASS ACTION COMPLAINT

            Plaintiff, by his attorney, alleges upon information and belief except with respect to his ownership of Digex Inc. ("Digex" or the "Company") common stock, which is alleged upon personal knowledge, as follows:

                                    PARTIES

      1. Plaintiff is the owner of the common stock of defendant Digex.

      2. Digex, Inc. is a Delaware corporation with executive offices located at One Digex Plaza, Beltsville, Maryland 20705. Digex provides web hosting services which include implementing and maintaining secure, scalable, high-performance web cites on the internet, and web management services. As of July 31, 2000, there were 63,525,000 shares of the Company's common stock outstanding. Intermedia Communications, Inc. ("Intermedia") owns 93% of the outstanding shares of Digex.

      3. Defendant Mark K. Shull is President, Chief Executive Officer and a Director of the Company.

      4. Defendant David C. Ruberg is Chairman of the Board and a Director of the Company.

      5. Defendants John C. Baker, Phillip A. Campbell, George E. Knapp, and Robert M. Manning are Directors of the Company.

      6. The foregoing individual directors of Digex (collectively the "Director Defendants"), owe fiduciary duties to Digex and its public shareholders.

      7. Richard A. Jalkut and Jack E. Reich are directors of the Company and members of the special committee formed to consider the buyout proposal by WorldCom Inc. ("WorldCom").

      8. Intermedia Communications, Inc. ("Intermedia") is a Delaware corporation with executive offices located at One Intermedia Way, Tampa, Florida 33647. Intermedia owns and controls 93% of the outstanding common stock of Digex. As such, Intermedia owes fiduciary duties to Digex and its public shareholders including the obligation to ensure any transaction as entirely fair to Digex minority shareholders.

                            CLASS ACTION ALLEGATIONS

      9. Plaintiff brings this action on his own behalf and as a class action on behalf of all public shareholders of defendant Digex (except defendants herein and any person, firm, trust, corporation or other entity related to or affiliated with any of the defendants) or their successors in interest, who have been or will be adversely affected by the conduct of defendants alleged herein.

      10. This action is properly maintainable as a class action for the following reasons:

            (a) The class of shareholders for whose benefit this action is brought is so numerous that joinder of all class members is impracticable. As of July

31, 2000, there were over 63 million public shares of Digex common stock outstanding owned by shareholders scattered throughout the United States.

            (b) There are questions of law and fact which are common to members of the Class and which predominate over any questions affecting any individual members. The common questions include, inter alia, the following:

                  i. whether the Defendants have breached their fiduciary duties owed by them to plaintiff and members of the Class and whether certain defendants including Intermedia are unfairly benefiting at the expense of the public shareholders of Digex; and

                  ii. Whether plaintiff and the other members of the Class will be irreparably damaged by the transactions and conduct complained of herein.

      11. Plaintiff is committed to prosecuting this action and has retained competent counsel experienced in litigation this nature. The claims of plaintiff are typical of the claims of the other members of the Class and plaintiff has the same interest as the other members of the Class. Accordingly, plaintiff is an adequate representative of the Class and will fairly and adequately protect the interests of the Class.

      12. Defendants have acted and will continue to act on grounds generally applicable to the Class, thereby making appropriate final injunctive or corresponding declaratory relief with respect to the Class as a whole.

      13. Plaintiff anticipates that there will not be any difficulty in the management of this litigation.

      14. For the reasons stated herein, a class action is superior to other available methods for the fair and efficient adjudication of this action.

                            SUBSTANTIVE ALLEGATIONS

      15. On September 5, 2000, it was announced that WorldCom would acquire Intermedia Communications, Inc. in a transaction pursuant to which Intermedia shareholder would receive $39.00 cash in exchange for each of their shares of Intermedia.

      16. Reportedly, Intermedia had put Digex on the block in an auction with two purportedly independent board members named to a special committee to consider and act with respect to the rights of the minority shareholders. Five of Digex' eight board members either serve on Intermedia's board or hold management positions at Intermedia.

      17. Reportedly, by late last month, bids had been made for Digex, including one by Exodus Communications, Inc. for approximately $120 per Digex share, and one by Global Crossing, Ltd.

      18. Intermedia's board rejected the offers in favor of the transaction with Worldcom Inc. over the objection of the members of the special committee, Reich and Jalkut. The Worldcom Transaction includes an agreement to waive certain protections for minority shareholders under Delaware law. Without the waiver, Worldcom would be prevented for engaging in certain transactions with Digex for a three-year period, including asset combinations. The Digex' special committee members voted against the waiver. Prior to the vote on the waiver, Reich and Jalkut recommended to the Digex' board that any sale be delayed and that Digex solicit bids from other companies.

      19. It was reported that a person close to the transaction stated that when you rank the three or four opportunities that were on the table, the Worldcom offer for Intermedia was dead last.

      20. The purpose of 8 Del.C. ss. 203 is to protect minority shareholders by obtaining acquisitions of control without the approval of a company's board. The special committee members voted against waiving application Section 203. The board's decision to override the action of the special committee confers substantial benefit upon Intermedia at the expense of the minority shareholders, Digex. The conduct is unfair to the minority shareholders, Digex.

      21. Intermedia has the obligation to ensure that any transactions involving Digex are entirely fair to Digex and the minority shareholders. The WorldCom transaction and other conduct complained of herein does not satisfy the entire fairness standard.

      22. Given Intermedia's domination and control, the special committee has been effectively rendered ineffective in any effort to represent the minority shareholders of Digex.

      23. The proposed transaction and conduct of the Intermedia and the Digex board are wrongful, unfair and harmful to the Digex public stockholders, the Class members, and represent an attempt by Intermedia to usurp the true value of Digex for itself and thus to subvert the interests of the public shareholders, in order to aggrandize its own interests. The conduct and proposed transaction will deny plaintiff and other Class members their rights to share appropriately in the true value of the Company while usurping the same for the benefit of Intermedia.

      24. In contemplating, planning and/or effecting the foregoing conduct and in pursuing and structuring the transaction, defendants are not acting in good faith toward plaintiff and the Class, and are breaching their fiduciary duties to plaintiff and the Class.

      25. Because the defendants (and those acting in concert with them) dominate and control the business and corporate affairs of Digex and because they are in possession of private corporate information concerning Digex's businesses and future prospects, there exists an imbalance and disparity of knowledge and economic power between the defendants and the public shareholders of Digex.

      26. As a result of the actions of the defendants, plaintiff and the Class have been and will be damaged.

      27. Unless enjoined by this Court, the defendants will continue to breach their fiduciary duties owed to plaintiff and the Class, all to the irreparable harm of the Class. Plaintiff has no adequate remedy at law.

      WHEREFORE, plaintiff demands judgment as follows:

            (a) Declaring that this action may be maintained as a class action;

            (b) Declaring that the proposed transaction is unfair, unjust and inequitable to plaintiff and the other members of the Class;

            (c) Enjoining the waiver by the Digex board of the application of 8 Del.C. ss. 203 to Worldcom;

            (d) Enjoining preliminarily and permanently the defendants from taking any steps to accomplish or implement the proposed transaction without adequate safeguards for the interests of the class;

            (e) Requiring defendants to compensate plaintiff and the members of the Class for all losses and damages suffered and to be suffered by them as a result of the acts and transactions complained of herein, together with prejudgment and post-judgment interest;

            (f) Awarding plaintiff the costs and disbursements of the action, including reasonable attorneys' fees; and

            (g) Granting such other and further relief as may be just and proper.

Dated: September 8, 2000                CHIMICLES & TIKELLIS LLP


                                        /s/ Pamela S. Tikellis
                                        ----------------------------------------
                                        Pamela S. Tikellis
                                        Robert J. Kriner, Jr.
                                        Timothy R. Dudderar
                                        One Rodney Square
                                        Wilmington, Delaware 19899
                                        (302) 656-2500

                                        Attorneys for Plaintiff

OF COUNSEL:

Wolf, Haldenstein, Adler, Freeman & Herz, LLP
270 Madison Avenue
New York, NY 10016